      As filed with the Securities and Exchange Commission on July 12, 2005


                                                  Registration Number 333-117035
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

        ---------------------------------------------------------------


                      ATLAS AMERICA PUBLIC #14-2004 PROGRAM
             (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

        ---------------------------------------------------------------

                                      1311
            (Primary Standard Industrial Classification Code Number)

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                                 NOT APPLICABLE
                      (IRS Employer Identification Number)

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                                 311 ROUSER ROAD
                        MOON TOWNSHIP, PENNSYLVANIA 15108
                                 (412) 262-2830
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

        ---------------------------------------------------------------

    JACK L. HOLLANDER, SENIOR VICE PRESIDENT - DIRECT PARTICIPATION PROGRAMS
                              ATLAS RESOURCES, INC.
               311 ROUSER ROAD, MOON TOWNSHIP, PENNSYLVANIA 15108
                                 (412) 262-2830
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

        ---------------------------------------------------------------

                                 With a Copy to:
                          WALLACE W. KUNZMAN, JR., ESQ.
                            KUNZMAN & BOLLINGER, INC.
                                5100 N. BROOKLINE
                                    SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73112

        ---------------------------------------------------------------

                                 DEREGISTRATION


The undersigned hereby removes from registration 261.00 initial Limited Partner Units ("initial Limited Partner Units" means up to 625 initial limited partner interests offered to participants in the program) of the Registrant which remained unsold at the final closing on June 17, 2005 of the offering of Atlas America Public #14-2005(A) L.P., the second in a series of up to three limited partnerships in Atlas America Public #14-2004 Program. Upon the deregistration of the unsold Units as set forth above, the Program and the third, and last, limited partnership in the Program will be terminated and no Investor General Partner Units or initial Limited Partner Units will be offered by the third, and last, limited partnership in the Program.


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moon Township, Pennsylvania on July 12, 2005.

                                           ATLAS AMERICA PUBLIC #14-2004 PROGRAM
                                           (Registrant)

                                           By:  Atlas Resources, Inc.,
                                                Managing General Partner

Jack L. Hollander, pursuant                By:  /s/ Jack L. Hollander
to the Registration Statement, has              -----------------------------
been granted Power of Attorney and is           Jack L. Hollander,
signing on behalf of the names shown            Senior Vice President -
below, in the capacities indicated.             Direct Participation Programs



In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                                                                Date
---------                     -----                                                                                ----
Freddie M. Kotek        President, Chief Executive Officer and Chairman of the Board of Directors              July 12, 2005
Frank P. Carolas        Executive Vice President - Land and Geology and a Director                             July 12, 2005
Jeffrey C. Simmons      Executive Vice President - Operations and a Director                                   July 12, 2005
Nancy J. McGurk         Senior Vice President, Chief Financial Officer and Chief Accounting Officer            July 12, 2005